                                                                    Exhibit 21.1



                   Subsidiaries of SpectraSite Holdings, Inc.



Name                                 State of Incorporation      Doing Business As
----                                 ----------------------      -----------------

SpectraSite Communications, Inc.     Delaware                    SpectraSite Communications